Exhibit 10.9

AMENDMENT THREE
TO THE
COCA-COLA REFRESHMENTS SEVERANCE PAY PLAN
FOR EXEMPT EMPLOYEES

WHEREAS, The Coca-Cola Company established the Coca-Cola Refreshments Severance Pay Plan for Exempt Employees (“Plan”); and
WHEREAS, The Coca-Cola Company Benefits Committee (“Benefits Committee”) is authorized to amend the Plan at any time;
NOW, THEREFORE, BE IT RESOLVED, that the Plan is amended as follows, effective as stated below:

1.	Effective January 1, 2013, subparagraph (b) in the definition of Participant is amended to read as follows:

“(b)    a regular full-time or regular part-time Exempt Employee of The Coca-Cola Company or an Affiliate who is performing services for the North America Group and who ultimately reports up to the President of Coca-Cola Americas in accordance with the personnel and organizational systems of the Company and/or The Coca-Cola Company and who is actively at work or on an Approved Leave of Absence, excluding, however, any such employee whose compensation structure is based on job grade in accordance with the personnel and organizational systems of the Company and/or The Coca-Cola Company, or”

2.	Effective February 1, 2013, the following entities are added to Appendix A (Participating Affiliates):

“Southwest Canners, Inc.
Southwest Canners of Texas, Inc.
Sacramento Coca-Cola Bottling Company”
IN WITNESS WHEREOF, the Benefits Committee has caused this Amendment to be signed by its duly authorized member as of this 19th day of March 2013.

THE COCA-COLA COMPANY
BENEFITS COMMITTEE

/s/ Sue Fleming ______________
Sue Fleming
Benefits Committee Chairperson